Exhibit 1

AGREEMENT OF JOINT FILING

     The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: October 28, 2004

AMERISTOCK CORPORATION

By:	/s/ Nicholas D. Gerber
Name: Nicholas D. Gerber
Title: President

WAINWRIGHT HOLDINGS, INC.

By:	/s/ Nicholas D. Gerber
Name: Nicholas D. Gerber
Title: President

NICHOLAS D. GERBER

/s/ Nicholas D. Gerber